THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO. 2020-[______]	NUMBER OF SHARES: [_______]
DATE OF ISSUANCE: January [__], 2020
INITIAL EXERCISE DATE: July [__], 2020	(subject to adjustment hereunder)
EXPIRATION DATE: January [__], 2023

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

ORGENESIS INC.

This Warrant is issued to [________], or its registered assigns (including any successors or assigns, the "Purchaser"), pursuant to that certain Securities Purchase Agreement, dated as of January 20, 2020, among Orgenesis Inc., a Nevada corporation (the "Company"), the Purchaser and certain other purchasers thereunder (the "Purchase Agreement") and is subject to the terms and conditions of the Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Purchaser is entitled to purchase from the Company up to [______] shares of the Company's Common Stock, $0.0001 par value per share (the "Common Stock") (as adjusted from time to time pursuant to the provisions of this Warrant) (the "Warrant Shares"), at a purchase price of $5.50 per share (the "Exercise Price"), at any time on or after July [__]1, 2020 (the "Initial Exercise Date") and on or before 5:00 p.m. New York City time on January [__], 2023 (the "Expiration Date") (subject to earlier termination of this Warrant as set forth herein).

(b) Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Purchaser may exercise this Warrant by surrendering this Warrant at the principal office of the Company and paying the Exercise Price by either:

(1) wire transfer to the Company or cashier's check drawn on a United States bank made payable to the order of the Company, or

___________________________
     1 Six months and one day after issuance.

(2) if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Purchaser, exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the "Net Exercise") pursuant to Section 1(c).

(c) Net Exercise. If the Company shall receive written notice from the Purchaser at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Purchaser (without payment by the Purchaser of any exercise price in cash) that number of Warrant Shares computed using the following formula:

Where

X = The number of Warrant Shares to be issued to the Purchaser.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The Fair Market Value of one (1) share of Common Stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculations).

The "Fair Market Value" of one share of Common Stock shall mean (x) the closing price of the Common Stock on the business day prior to the date of exercise on the Nasdaq Capital Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, "Bloomberg") or (y) or if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company's Board of Directors.

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances.  If the Company shall at any time after the Date of Issuance but prior to the Expiration Date  subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(2) Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Purchaser shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Purchaser would have been entitled to receive had this Warrant been exercised on the date of such event and had the Purchaser thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Purchaser.

(3) Reorganizations or Mergers.  In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Purchaser, so that the Purchaser shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Purchasers immediately prior to such reclassification, reorganization or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Purchaser so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b) Notice to Holder.  If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to a holder a notice of such transaction at least 15 business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Treatment of Warrant upon a Change of Control.

(1) In the event of a Change of Control in which the consideration to be received by the Company's stockholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a "Cash/Public Change of Control"), if this Warrant is outstanding upon the consummation of such Cash/Public Change of Control then (i) if the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c)) is greater than the then applicable Exercise Price, this Warrant may be exercised at the election of the Purchaser on a net exercise issue basis pursuant to Section 1(c) as of immediately prior to such Cash/Public Change of Control and (ii) if the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c)) is less than or equal to the then applicable Exercise Price, this Warrant will expire immediately prior to the consummation of such Change of Control; provided that during the term of this Warrant, each of the Company's outstanding warrants will be treated in the same manner as above subject to the terms of such outstanding warrants existing on the Date of Issuance.

(2) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control that is not a Cash/Public Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Warrant.

(3) As used in this Warrant, a "Change of Control" shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a "person" or "group" (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or  indirectly at least a majority of the voting power of the capital stock of the Company.

(4) As used in this Warrant, "Marketable Securities" means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the holder in connection with the Change of Control were the holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Change of Control, the holder would not be restricted from publicly re-selling all of the issuer's shares and/or other securities that would be received by the holder in such Change of Control were the holder to exercise or convert this Warrant in full on or prior to the closing of such Change of Control, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six months from the closing of such Change of Control.

2. NO FRACTIONAL SHARES.  No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

3. NO STOCKHOLDER RIGHTS.  Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 9 below.

4. RESERVATION OF STOCK.  The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of this Warrant.

5. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise.  This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Exercise Price (unless the Purchaser has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  Warrant Shares purchased hereunder shall be transmitted by the Company's transfer agent to the holder by crediting the account of the holder's prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day on the date that is three trading days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c).  The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

(b) Holder's Exercise Limitations.  A holder shall not have the right to exercise this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the holder (together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Company is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this section 5(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a Notice of Exercise shall be deemed to be the holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercise of the Warrant that are not in compliance with the Beneficial Ownership Limitation.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 5(b), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a holder, the Company shall within three trading days confirm in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6. CERTIFICATE OF ADJUSTMENT.  Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Purchaser a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

7. COMPLIANCE WITH SECURITIES LAWS.

(a) The Purchaser understands that this Warrant and the Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Purchaser shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company's transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Purchaser acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act.

8. REPLACEMENT OF WARRANTS.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. NO IMPAIRMENT.  Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

10. TRADING DAYS.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded,  then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11. TRANSFERS; EXCHANGES.  (a) Subject to compliance with applicable federal and state securities laws and Section 8 hereof, this Warrant may be transferred by the Purchaser with respect to any or all of the Warrant Shares purchasable hereunder.  For a transfer of this Warrant as an entirety by Purchaser, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant of the same denomination to the assignee.  For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Purchaser, and shall issue to the Purchaser a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) This Warrant is exchangeable, without expense, at the option of the Purchaser, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Purchaser and signed by the Purchaser hereof.  The term "Warrants" as used herein includes any warrants into which this Warrant may be divided or exchanged.

12. MISCELLANEOUS.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without the application of principles of conflicts of laws that would result in any law other than the laws of the State of New York.  All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:  (a) if to the Company, at Orgenesis Inc., 20271 Goldenrod Lane, Germantown, Maryland 20876, Attention: Neil Reithinger, CFO; Facsimile: (480) 659-6407, Email: neil.r@orgenesis.com;  with a copy to (which shall not constitute notice) Pearl Cohen Zedek Latzer Baratz, LLP, 1500 Broadway, 12th Floor, New York, New York 10036; Attention: Mark Cohen, Esq.; Facsimile: (646) 878-0801, E-Mail:  MCohen@pearlcohen.com and (b) if to the Purchaser, at such address or addresses (including copies to counsel) as may have been furnished by the Purchaser to the Company in writing.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

ORGENESIS INC.

By:_______________________________________________

Name:

Title:

EXHIBIT A

NOTICE OF INTENT TO EXERCISE

(To be signed only upon exercise of Warrant)

To: Orgenesis Inc.

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________  (choose one) (________) shares of Common Stock of Orgenesis Inc. and __________ herewith makes payment of ___________________________ Dollars ($_________) thereof

or

__________ elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ____________________________________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 9 thereof.

DATED: ___________________________

(Signature must conform in all

respects to name of the Purchaser

as specified on the face of the

Warrant)

___________________________________________
«Purchaser»

Address:____________________________________
___________________________________________
___________________________________________

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, «Purchaser» (the "Assignor") hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Orgenesis Inc. (the "Company") covered thereby set forth below, to the following "Assignee" and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 9 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:
Dated:_____________________________	Signature:____________________________ Witness:_____________________________

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 9 thereof.

Signature:________________________________

By: _____________________________________

Its:______________________________________

Address:

__________________________________
__________________________________
__________________________________